Exhibit 23.2

LETTER OF CONSENT

The Triad Companies
Marietta, Ohio

We have reviewed and consent to the incorporation by reference on the Form 8-K, dated October 28, 2009, with respect to the audited consolidated financial statements of Triad Energy Corporation for the years ended December 31, 2008, 2007, and 2006.

/s/ David T. Beule
David T. Beule, CPA, CVA
Appalachian Basin CPAs, Inc.

Canton, Ohio
October 28, 2009

213 Market Avenue North ● Suite 240 ● Canton, Ohio 44702
330.437.1182 ● Fax 330.437.1530 ● www.abbacpas.com